Exhibit 99.1

Alimera Sciences Reports Record Fourth Quarter and Full Year 2015 Financial Results

•	Annual revenue increased 167% for 2015 compared to 2014 due to launch of ILUVIEN in the U.S.

•	Record fourth quarter 2015 revenue; increased 241% over fourth quarter 2014

•	Company to host conference call on March 3, 2016 at 10:00 AM ET

ATLANTA, MARCH 2, 2015 /GLOBENEWSWIRE/ -- Alimera Sciences, Inc. (NASDAQ: ALIM) (Alimera), a pharmaceutical company that specializes in the research, development and commercialization of prescription ophthalmic pharmaceuticals, today announced record top-line financial results for the fourth quarter and year ended December 31, 2015.
"We are pleased with our growth in 2015, finishing the year 167% above 2014 revenue. During 2015, we launched ILUVIEN in the U.S. and Portugal and re-launched our German business, re-establishing the sales levels of the summer of 2014. Global sales in 2015 were $22.4 million, in line with expectations set on our third quarter 2015 earnings call," said Dan Myers, Alimera's Chief Executive Officer. "In the fourth quarter of 2015, we saw further expansion of our customer base in the U.S. and received positive news with the granting of the J-code for ILUVIEN. With this expansion, and an encouraging performance in Germany and Portugal, we look forward to further growth in 2016. Additionally, we expanded our platform for future growth with the addition of a distribution partnership in the Middle East. "
Fourth Quarter and Full Year 2015 Financial Results
Consolidated net revenue increased by approximately $4.1 million, or 241%, to approximately $5.8 million for the three months ended December 31, 2015, compared to net revenue of approximately $1.7 million for the three months ended December 31, 2014. Consolidated net revenue increased by approximately $14.0 million, or 167%, to approximately $22.4 million for the year ended December 31, 2015, compared to net revenue of approximately $8.4 million for the year ended December 31, 2014. These increases were primarily driven by increased sales of ILUVIEN in the U.S. following its launch in the U.S. in the first quarter of 2015.
Fourth quarter 2015 revenues were affected by typical seasonality, as well as some U.S. accounts deferring treatment of patients into 2016 to take advantage of the newly announced J-code for ILUVIEN. Alimera believes that the specific J-code reimbursement will drive additional use and reduce some reimbursement concerns from U.S. practices in 2016.
U.S. net revenue was $3.9 million in the fourth quarter of 2015. For the year ended December 31, 2015, U.S. net revenue was approximately $15.2 million. U.S. net revenue in 2015 was a result of the commercial launch and use of ILUVIEN by U.S. retinal physicians. There were no significant ILUVIEN sales in the U.S. in 2014.
International net revenue increased by approximately $200,000, or 12%, to approximately $1.9 million for the three months ended December 31, 2015, compared to approximately $1.7 million for the three months ended December 31, 2014. The increase was primarily attributable to increased unit sales in Germany compared to the prior year, offset by lower sales in the UK and the impact of decreases in the value of the British pound sterling and the Euro.
International net revenue decreased by approximately $1.1 million, or 13%, to approximately $7.3 million for the year ended December 31, 2015, compared to approximately $8.4 million for the year ended December 31, 2014. The decrease was primarily attributable to a decrease in German unit sales and decreases in the value of the British pound sterling and the Euro, offset by incremental sales associated with the commercial launch of ILUVIEN in Portugal in 2015.

Consolidated gross profit increased by $3.8 million, or 238%, to approximately $5.4 million for three months ended December 31, 2015, compared to approximately $1.6 million for the three months December 31, 2014. Gross margin was 93% and 94% for the three months ended December 31, 2015 and 2014, respectively. Consolidated gross profit increased by $13.7 million, or 196%, to $20.7 million for year ended December 31, 2015, compared to approximately $7.0 million for the year ended December 31, 2014. Gross margin was 92% and 83% for the years ended December 31, 2015 and 2014, respectively.
Consolidated research, development and medical affairs expenses for the fourth quarter of 2015 increased to approximately $3.6 million, compared to approximately $3.0 million during the fourth quarter of 2014. Consolidated research, development and medical affairs expenses for fiscal year 2015 increased to approximately $14.8 million, compared to $11.8 million during fiscal year 2014. These increases were primarily due to the hiring of medical sales liaisons and expanded scientific and medical communication in 2015 to support the U.S. commercial launch of ILUVIEN and ongoing post-marketing studies of ILUVIEN.
Consolidated general and administrative expenses remained flat for the fourth quarter of 2015 compared to the fourth quarter of 2014 at $3.7 million. Consolidated general and administrative expenses for year ended 2015 increased to approximately $14.2 million, compared to approximately $12.4 million during fiscal year 2014. This increase is due to the growth in the Alimera’s infrastructure to support its global business.
Consolidated sales and marketing expenses increased $1.8 million, or 34%, to approximately $7.1 million for the three months ended December 31, 2015, compared to approximately $5.3 million for the three months ended December 31, 2014. Consolidated sales and marketing expenses increased $13.0 million, or 86%, to approximately $28.1 million for the year ended December 31, 2015, compared to approximately $15.1 million for the year ended December 31, 2014. This increase in expense was primarily related to Alimera's investment in the U.S. commercial team that supported the launch of ILUVIEN in the U.S.
Alimera's GAAP net loss applicable to common stockholders for the three months ended December 31, 2015 was approximately $10.7 million, compared to approximately $10.0 million for the three months ended December 31, 2014. GAAP basic and diluted net loss per share for the fourth quarter of 2015 was $(0.24) per share on 44,616,666 weighted average shares outstanding, compared with GAAP basic and diluted net loss per share of $(0.23) per share on 44,296,485 weighted average shares outstanding during the fourth quarter of 2014. Alimera's GAAP net loss applicable to common stockholders for the year ended December 31, 2015 was approximately $30.6 million, compared to approximately $36.7 million for the year ended December 31, 2014. GAAP basic and diluted net loss per share for year ended 2015 was $(0.69) per share on 44,450,216 weighted average shares outstanding, compared with GAAP basic and diluted net loss per share of $(0.91) per share on 40,397,224 weighted average shares outstanding during the year ended December 31, 2014. The GAAP net loss attributable to common stockholders and GAAP basic and diluted net loss per share were affected by certain non-cash items, including unrealized foreign currency gains and losses, loss on the early extinguishment of debt, accretion of a preferred stock beneficial conversion feature, changes in the fair value of a derivative warrant liability and reserves for potential inventory expiration.
Non-GAAP adjusted net loss attributable to common stockholders for the three months ended December 31, 2015 was approximately $10.7 million, compared to a non-GAAP adjusted net loss attributable to common stockholders for the three months ended December 31, 2014 of approximately $12.2 million. Non-GAAP adjusted basic and diluted loss per share for the three months ended December 31, 2015 and 2014 were $(0.24) per share and $(0.27) per share, respectively. Net loss for basic and diluted weighted average shares outstanding attributable to common stockholders per share and non-GAAP adjusted net loss attributable to common stockholders per share was based on 44,616,666 weighted average shares outstanding for the three months ended December 31, 2015 and 44,296,485 weighted average shares outstanding for the three months ended December 31, 2014.
Non-GAAP adjusted net loss attributable to common stockholders for the year ended December 31, 2015 was approximately $43.4 million, compared to a non-GAAP adjusted net loss attributable to common stockholders for the year ended December 31, 2014 of approximately $34.4 million. Non-GAAP adjusted basic and diluted loss per share for the year ended December 31, 2015 and 2014 were $(0.98) per share and $(0.85) per share, respectively. Net loss for basic and diluted weighted average shares outstanding attributable to common stockholders per share and non-GAAP adjusted net loss attributable to common stockholders per share was based on 44,450,216 weighted average shares outstanding for the year ended December 31, 2015 and 40,397,224 weighted average shares outstanding during the year ended December 31, 2014.
Reconciliations of GAAP cost of goods sold to non-GAAP adjusted costs of goods sold, GAAP net loss attributable to common stockholders to non-GAAP adjusted net loss attributable to common stockholders and GAAP net loss per share to non-GAAP adjusted net loss per share is included below in the table titled "Reconciliation of GAAP Measures to Non-GAAP Adjusted Measures."
As of December 31, 2015, Alimera had cash and cash equivalents of $31.1 million. Due to less than expected sales of ILUVIEN in January and February of 2016, Alimera is not currently in compliance with the revenue covenants of its debt facility with Hercules Technology Growth Capital, Inc. (Hercules). Alimera and Hercules are currently in discussions regarding an amendment to the debt facility which would bring Alimera into compliance with the revenue covenant. Hercules has not accelerated or otherwise made demand for any amounts owing under the debt facility. Alimera currently anticipates completing this amendment prior to the filing later this month of its Annual Report on Form 10-K for the year ended December 31, 2015.
Conference Call to be Held March 3, 2016
An accompanying conference call will be hosted by Dan Myers, Chief Executive Officer and Rick Eiswirth, President and Chief Financial Officer to discuss the results. The call will be held at 10:00 AM ET, on March 3, 2016. Please refer to the information below for conference call dial-in information and webcast registration.
Conference date: March 3, 2016, 10:00 AM ET
Conference dial-in: 877-269-7756
International dial-in: 201-689-7817
Conference Call Name: Alimera Sciences Fourth Quarter 2015 Results Call
Webcast Registration: Click Here

Following the live call, a replay will be available on the Company's website, www.alimerasciences.com, under "Investor Relations".
About Alimera Sciences, Inc.
Alimera, founded in June 2003, is a pharmaceutical company that specializes in the research, development and commercialization of prescription ophthalmic pharmaceuticals. Alimera is presently focused on diseases affecting the back of the eye, or retina, because these diseases are not well treated with current therapies and will affect millions of people in aging populations. Alimera's commitment to retina specialists and their patients is manifest in its product and in its development portfolio designed to treat early- and late-stage diseases. For more information, please visit www.alimerasciences.com.
Non-GAAP Financial Measures
Alimera believes the metrics non-GAAP adjusted cost of goods sold, non-GAAP adjusted net loss attributable to common stockholders and non-GAAP adjusted net loss per share are useful financial measures for investors in evaluating Alimera's performance for the periods presented. Non-GAAP adjusted net loss attributable to common stockholders and non-GAAP adjusted net loss per share exclude certain non-cash items. These non-GAAP metrics, however, are not measures of financial performance under GAAP and should not be considered a substitute for net loss attributable to common stockholders or net loss per share in accordance with GAAP and may not be comparable to similarly titled measures reported by other companies. Alimera's management believes that these non-GAAP metrics are useful supplements for it and investors to Alimera's GAAP financial information because these measures exclude non-cash items which management believes are not reflective of Alimera's operating results. These non-GAAP financial measures also facilitate management's internal comparison to Alimera's historical financial performance and the financial performance of other companies. However, non-GAAP financial measures should only be read in conjunction with financial information reported under GAAP when understanding Alimera's operating performance. For a reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure, see the table below.

Forward-Looking Statements
This press release contains "forward-looking statements," within the meaning of the Private Securities Litigation Reform Act of 1995, regarding, among other things, the ability of the ILUVIEN J-code to drive use and market acceptance of ILUVIEN, the opportunity for further growth in 2016 for ILUVIEN, Alimera's ability to reach agreement with Hercules on an amendment to bring Alimera in compliance with its revenue covenant under the debt facility and Alimera's ability to complete an amendment with Hercules before Alimera files its Annual Report on Form 10-K for the year ended December 31, 2015. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual results to differ materially from those projected in its forward-looking statements. Meaningful factors which could cause actual results to differ include, but are not limited to, a decision by Hercules to call the debt facility and request immediate repayment of such amounts, accelerate amounts owing under the debt facility, other action taken by Hercules under the debt facility to the detriment of Alimera due to Alimera’s failure to comply with its revenue covenant, the ability of Alimera to negotiate an amendment to the debt facility that is on commercially reasonable terms or the cost of any amendment to the debt facility with Hercules which could materially affect Alimera’s ability to continue its commercial launch of ILUVIEN, and market acceptance of ILUVIEN in the U.S. and Europe, including physicians' ability to obtain reimbursement, the potential impact of the ILUVIEN J-code on U.S. revenues and revenue growth in 2016 and seasonality, as well as other factors discussed in the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of Alimera's Annual Report on Form 10-K for the year ended December 31, 2014 and Alimera's Quarterly Report on Form 10-Q for the quarter ended September 30, 2015, which are on file with the Securities and Exchange Commission (SEC) and available on the SEC's website at http://www.sec.gov. Additional factors may also be set forth in those sections of Alimera's Report on Form 10-K for the year ended December 31, 2015, to be filed with the SEC in the first quarter of 2016. In addition to the risks described above and in Alimera's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC, other unknown or unpredictable factors also could affect Alimera's results. There can be no assurance that the actual results or developments anticipated by Alimera will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Alimera. Therefore, no assurance can be given that the outcomes stated in such forward-looking statements and estimates will be achieved. All forward-looking statements contained in this press release are expressly qualified by the cautionary statements contained or referred to herein. Alimera cautions investors not to rely too heavily on the forward-looking statements Alimera makes or that are made on its behalf. These forward-looking statements speak only as of the date of this press release (unless another date is indicated). Alimera undertakes no obligation, and specifically declines any obligation, to publicly update or revise any such forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:
COCKRELL GROUP
877.889.1972
investorrelations@thecockrellgroup.com
cockrellgroup.com

ALIMERA SCIENCES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2015 AND 2014
(in thousands, except share and per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
	(unaudited)	(unaudited)	(unaudited)
NET REVENUE	$5,823	$1,741	$22,438	$8,423
COST OF GOODS SOLD, EXCLUDING DEPRECIATION AND AMORTIZATION	(469)	(130)	(1,762)	(1,442)
GROSS PROFIT	5,354	1,611	20,676	6,981

RESEARCH, DEVELOPMENT AND MEDICAL AFFAIRS EXPENSES	3,618	2,987	14,840	11,811
GENERAL AND ADMINISTRATIVE EXPENSES	3,719	3,728	14,190	12,371
SALES AND MARKETING EXPENSES	7,087	5,308	28,090	15,087
DEPRECIATION AND AMORTIZATION	691	508	2,555	659
OPERATING EXPENSES	15,115	12,531	59,675	39,928
NET LOSS FROM OPERATIONS	(9,761)	(10,920)	(38,999)	(32,947)

INTEREST EXPENSE AND OTHER	(1,103)	(1,228)	(4,693)	(2,090)
UNREALIZED FOREIGN CURRENCY LOSS	(72)	(85)	(106)	(542)
LOSS ON EARLY EXTINGUISHMENT OF DEBT	—	—	—	(440)
CHANGE IN FAIR VALUE OF DERIVATIVE WARRANT LIABILITY	198	3,035	13,283	283
NET LOSS BEFORE TAXES	(10,738)	(9,198)	(30,515)	(35,736)
PROVISION FOR TAXES	25	(60)	(130)	(174)
NET LOSS	(10,713)	(9,258)	(30,645)	(35,910)
BENEFICIAL CONVERSION FEATURE OF PREFERRED STOCK	—	(750)	—	(750)
NET LOSS APPLICABLE TO COMMON STOCKHOLDERS	$(10,713)	$(10,008)	$(30,645)	$(36,660)
NET LOSS PER SHARE APPLICABLE TO COMMON STOCKHOLDERS — Basic and diluted	$(0.24)	$(0.23)	$(0.69)	$(0.91)
WEIGHTED AVERAGE SHARES OUTSTANDING — Basic and diluted	44,616,666	44,296,485	44,450,216	40,397,224

RECONCILIATION OF GAAP MEASURES TO NON-GAAP ADJUSTED MEASURES
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014

GAAP COST OF GOODS SOLD	$(469)	$(130)	$(1,762)	$(1,442)
Adjustments to costs of goods sold:
Reserve for potential product expiration	133	34	445	857
NON-GAAP ADJUSTED COST OF GOODS SOLD	$(336)	$(96)	$(1,317)	$(585)

GAAP GROSS PROFIT	$5,354	$1,611	$20,676	$6,981
Adjustments to gross profit:
Reserve for potential product expiration	133	34	445	857
NON-GAAP ADJUSTED GROSS PROFIT	$5,487	$1,645	$21,121	$7,838

GAAP NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(10,713)	$(10,008)	$(30,645)	$(36,660)
Adjustments to net loss:
Unrealized foreign currency loss, net	72	85	106	542
Loss on early extinguishment of debt	—	—	—	440
Accretion of preferred stock beneficial conversion feature	—	750	—	750
Change in fair value of derivative warrant liability	(198)	(3,035)	(13,283)	(283)
Reserve for potential product expiration	133	34	445	857
NON-GAAP ADJUSTED NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(10,706)	$(12,174)	$(43,377)	$(34,354)

GAAP NET LOSS PER SHARE - Basic and diluted	$(0.24)	$(0.23)	$(0.69)	$(0.91)
Adjustments to net loss:
Unrealized foreign currency loss, net	—	—	—	0.01
Loss on early extinguishment of debt	—	—	—	0.01
Accretion of preferred stock beneficial conversion feature	—	0.02	—	0.02
Change in fair value of derivative warrant liability	—	(0.06)	(0.30)	—
Reserve for potential product expiration	—	—	0.01	0.02
NON-GAAP ADJUSTED NET LOSS PER SHARE - Basic and diluted	$(0.24)	$(0.27)	$(0.98)	$(0.85)

WEIGHTED AVERAGE SHARES OUTSTANDING - Basic and diluted	44,616,666	44,296,485	44,450,216	40,397,224

ALIMERA SCIENCES, INC.
CONSOLIDATING STATEMENTS OF OPERATIONS
FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2015 AND 2014
(in thousands)

	Twelve Months Ended December 31, 2015			Twelve Months Ended December 31, 2014
	U.S.	International	Consolidated	U.S.	International	Consolidated
	(Unaudited)
NET REVENUE	$15,170	$7,268	$22,438	$17	$8,406	$8,423
COST OF GOODS SOLD, EXCLUDING DEPRECIATION AND AMORTIZATION	(792)	(970)	(1,762)	(1)	(1,441)	(1,442)
GROSS PROFIT	14,378	6,298	20,676	16	6,965	6,981

RESEARCH, DEVELOPMENT AND MEDICAL AFFAIRS EXPENSES	9,712	5,128	14,840	5,400	6,411	11,811
GENERAL AND ADMINISTRATIVE EXPENSES	8,244	5,946	14,190	7,496	4,875	12,371
SALES AND MARKETING EXPENSES	19,777	8,313	28,090	4,704	10,383	15,087
DEPRECIATION AND AMORTIZATION	2,491	64	2,555	657	2	659
OPERATING EXPENSES	40,224	19,451	59,675	18,257	21,671	39,928
NET LOSS FROM OPERATIONS	(25,846)	(13,153)	(38,999)	(18,241)	(14,706)	(32,947)
OTHER INCOME AND EXPENSES, NET			8,484			(2,789)
NET LOSS BEFORE TAXES			$(30,515)			$(35,736)